SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Q.E.P. CO., INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

June 28, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the “Company”), which will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, on July 27, 2006, at 9:00 a.m., local time.

The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. If you decide to attend the Annual Meeting you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this proxy statement.

Your continuing interest in the business of the Company is gratefully acknowledged. We hope you will attend the meeting.

Sincerely,

/s/ LEWIS GOULD
Lewis Gould Chairman and Chief Executive Officer

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 28, 2006

The Annual Meeting of Stockholders of Q.E.P. Co., Inc. will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, on July 27, 2006 at 9:00 a.m., local time, for the following purposes:

1.	To elect six directors to serve until the 2007 Annual Meeting of Stockholders;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent certified public accountants for the fiscal year ending February 28, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 27, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors

/s/ SUSAN J. GOULD
Susan J. Gould Secretary

Boca Raton, Florida

June 28, 2006

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This proxy statement is first being sent to stockholders on or about July 7, 2006, in connection with the solicitation of proxies by the Board of Directors of Q.E.P. Co., Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders to be held on July 27, 2006, and at any adjournment thereof (the “Meeting”). The close of business on June 27, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 3,465,788 shares of $0.001 par value Common Stock (“Common Stock”), all of which are entitled to one vote per share at the Meeting.

Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors; and FOR the ratification of the appointment of the independent certified public accountants. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) voting in person at the Meeting; (ii) giving written notice of the revocation to the Secretary of the Company; or (iii) executing and delivering a proxy with a later date, provided that no revocation will be effective until written notice of the revocation is received by the Company at or prior to the Meeting.

A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting, except for the election of directors, which shall be determined by plurality vote. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election, appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company’s Common Stock represented at the Meeting constitute a quorum. With respect to all matters to be voted upon at the meeting, abstentions will be treated as votes AGAINST and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s stock.

The executive office of the Company is located at 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487 and the telephone number is (561) 994-5550.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to the Company’s Common Stock beneficially owned on June 27, 2006 by (i) each director and director nominee, (ii) each Named Executive Officer (as hereinafter defined), (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock outstanding. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. The calculation of the percentage of outstanding shares is based on 3,465,788 shares outstanding as of June 27, 2006.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Lewis Gould(2)	1,727,847	49.1%
Susan J. Gould(3)	399,940	11.8%
Private Management Group, Inc.(4) 20 Corporate Park, Suite 400, Irvine, CA 92606	256,178	7.6%
Marc Applebaum(5)	55,575	1.6%
Leonard Gould(6)	33,600	1.0%
Emil Vogel(7)	36,334	1.1%
Christian Nast(7)	32,334	*	%
Geary Cotton(7)	24,334	*	%
Laura M. Holm	0	*	%
David L. Kreilein	0	*	%
Robert W. Muir, Jr.	0	*	%
Jamie Clingan [No options exercisable in 60 days]	0	*	%
Robert Doda(8)	5,500	*	%
All directors and executive officers as a group (12 persons)(9)	1,937,059	52.3%

*	Less than 1%.
(1)	Unless otherwise specified, the address of each person in this table is c/o Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.
(2)	Includes 384,152 shares of Common Stock held by Mr. Gould as Trustee of a voting trust for the benefit of Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Includes 83,750 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996. Includes options for 50,000 shares that may be acquired within 60 days through the exercise of stock options granted in July 2001 outside of the Company’s Omnibus Stock Plan of 1996.
(3)	Includes 384,152 shares of Common Stock held by Mr. Lewis Gould as trustee of a voting trust for the benefit of Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and has a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Includes 3,750 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996. In May 1998, the Board of Directors authorized the Company to repurchase from Ms. Gould, from time to time, up to 1,000 shares of Common Stock per month at a price per share equal to $.50 less than the closing price of the Common Stock on the date of repurchase. Ms. Gould is not obligated to sell any shares of Common Stock to the Company. As of June 27, 2006, Ms. Gould has sold a total of 114,000 shares to the Company.
(4)	As reported in the most recent Schedule 13F filed by the respective company.
(5)	Includes 53,250 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(6)	Includes 7,100 shares held as custodian for Mr. Leonard Gould’s children and 23,000 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(7)	In the case of Messrs. Nast, Vogel and Cotton, the amount includes 32,334, 36,334 and 24,334 shares respectively that may be acquired within 60 days through the exercise of the stock options granted under the Company’s Omnibus Stock Plan of 1996.
(8)	Includes 5,500 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(9)	Includes 312,252 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Meeting, six directors are to be elected to hold office until the 2007 Annual Meeting of Stockholders and until their successors have been elected and qualified. The six nominees for election as directors are Lewis Gould, Leonard Gould, Emil Vogel, Laura M. Holm, David W. Kreilein, and Robert W. Muir, Jr.. Each of Lewis Gould, Leonard Gould and Emil Vogel are currently members of the Board. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S 2007 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Nominees for Director

Nominee	Age	Position, Principal Occupation, Business Experience and Directorships	Director Since
Lewis Gould(4)	63	Mr. Gould has served as the Chairman of the Board and Chief Executive Officer of the Company since 1979 (inception).	1979

Emil Vogel(1)(2)(3) (4)	63	Mr. Vogel has served as the President of Tarnow Associates, an executive search firm, since 1982. He has also served as a director of PubliCARD, Inc. (NASD: CARD), a smart card solutions for educational and corporate campuses company, since 2001.	1997

Leonard Gould	37	Mr. Leonard Gould has served as Senior Vice President, National Accounts of the Company, since 1998. He has held management positions in the Company since 1995. Mr. Gould is the son of Lewis Gould and Susan Gould.	1999

Laura M. Holm	40	Ms. Holm is an attorney who has practiced corporate and securities law since 1991. She has been a partner with Berger Singerman, P.A. since June 2004. Prior to that time, she was a partner at Adorno & Yoss, P.A. from January 2002 through May 2004, and an attorney for English, McCaughan & O’Bryan, P.A., from May 1997 through December 2001. Ms. Holm is a director of the Gold Coast Venture Capital Club, a not for profit group assisting the entrepreneurial community in South Florida.

David W. Kreilein	48	Mr. Kreilein has served as Chief Financial Officer of iGPS Company LLC, a supplier of plastic pallets and pallet pool services, since June 2006. Previous to that, Mr Kreilein was Vice President of Sun Capital Partners, Inc., a private investment firm, since 2001. Prior to joining Sun Capital, Mr. Kreilein served as Chief Financial Officer for Olan Mills, Inc., a photography company, from 1999 to 2001, Chief Financial Officer of Gateway Communications Inc., a value added reseller of technology products, from April 1999 through August 1999; and Chief Financial Officer for Hamilton Sorter Company Inc., a manufacturer of office furniture, from 1993 to April 1999. Gateway Communications Inc. filed for protection under the federal bankruptcy laws in 1999. Currently, Mr. Kreilein is a director of a number of private companies.

Robert W. Muir, Jr.	58	President and CEO of Chase Doors, Inc., a portfolio company of Gladstone Capital. Principle Partner and CEO, the Diamond Group, a private investment firm, since 1998. Prior to that, Mr. Muir formed an investor group to purchase Bergen Cable Technology, Inc., a mechanical cable assembly manufacturer serving primarily the automotive and aerospace industries, and served as Bergen’s Chairman and Chief Executive Officer. Mr. Muir was formerly the Chief Executive Officer of Diamond Communication Products, Inc., a leading manufacturer of poleline hardware for the telecommunications industry.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Governance Committee

Other Executive Officers

Executive Officer	Age	Position, Principal Occupation, Business Experience and Directorships
Jim Brower	39	Mr. Brower has served as Executive Vice-President and Chief Operating Officer of the Company since October 2005. Mr. Brower served as Vice President Operations and Engineering for the Dorel Juvenile Group from March 2004 to October 2005 where he had executive responsibility for product engineering, global sourcing and purchasing activities, and global freight and logistics. From April 2001 to March 2004, Mr. Brower served as Vice President of Supply Chain for Applica Consumer Products, Inc. with responsibilities including global sourcing and purchasing activities and logistics. Prior to his employment with Applica, Mr. Brower served as Vice President of Global Logistics for Remington Consumer Products, LLC.

Robert Doda	41	Mr. Doda has served as Vice President, Operations of the Company since 2002. He has held management positions with the company since 1987.

Susan J. Gould	60	Ms. Gould has served as the Secretary of the Company since 1979 (inception).

Jamie L. Clingan	43	Ms. Clingan has served as the Vice President, Marketing of the Company since February, 2006. She has held management positions with the Company since 2002. Prior to 2002, Mr. Clingan served as Marketing Manager with MAPEI Corporation, a supplier of adhesives and chemicals to the construction industry.

Randall Paulfus	60	Mr. Paulfus has served as Interim Chief Financial Officer of the Company since January 2006. Mr. Paulfus is a partner with Tatum LLC, an executive services and consulting firm. Mr. Paulfus joined Tatum in 1998 and has served a variety of manufacturing and service company clients as an interim chief financial officer while affiliated with Tatum. Mr. Paulfus is an inactive certified public accountant.

The Board of Directors and its Committees

During the fiscal year ended February 28, 2006, the Company’s Board of Directors held four meetings. Each of the Company’s directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member that were held during fiscal year 2006. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors, correspondence, and telephone conferences with the Company’s executive officers, employees and others regarding matters of interest to the Company. The Board of Directors determined that Christian Nast, Geary Cotton, and Emil Vogel are independent directors as defined by Nasdaq listing requirements. The Company believes that each of Laura M. Holm, David W. Kreilein, and Robert W. Muir, Jr. would also be independent under NASDAQ listing requirements. The Board of Directors has standing audit, compensation, nominating and governance committees.

Audit Committee

The Audit Committee currently consists of Christian Nast, Emil Vogel and Geary Cotton, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. In accordance with the applicable Nasdaq rules, all Audit Committee members are able to read and understand financial statements. The Board of Directors has determined that Geary Cotton, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and he is independent under Nasdaq listing standards. Pursuant to the revised Audit Committee charter adopted in October 2002, as amended in May 2004, the duties of the Audit Committee are, among others, to select, retain, and evaluate the Company’s independent registered public accounting firm, to review and approve in advance all related party transactions, to meet with the Company’s independent registered public accountants to review the scope of audit procedures employed by the Company’s independent registered auditors, to review and approve the audit reports rendered by the Company’s independent registered public accounting firm, to review and discuss all factors and relationships affecting the independence of the independent registered public accountants and to approve the audit fee and all permissible non-audit services performed by the accountants. During fiscal 2006, the Audit Committee met six times, and the Chairman of the Audit Committee held several meetings with management and the Company’s independent registered public accountants.

Management is responsible for the Company’s financial reporting process and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes, not to conduct auditing or accounting reviews and procedures. Members of the Audit Committee are not required to be accountants or auditors by profession. The Committee’s considerations and discussions with management and the independent registered auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America.

Audit Committee Report

In fulfilling its oversight responsibilities during fiscal 2006, the Audit Committee reviewed the financial statements included in the quarterly filings with the Securities and Exchange Commission (“SEC”) on Form 10-Q and the audited financial statements in the Annual Report on Form 10-K of the Company with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the footnote disclosures contained in, or used in the compilation of, the financial statements of the Company.

The Audit Committee has discussed with the Company’s independent registered auditors the overall scope and plans for the audit, the results of such audit, Grant Thornton’s evaluation of the Company’s internal controls and the quality of the financial reporting practices of the Company. The Audit Committee also reviewed with the independent registered auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters required to be discussed under general auditing standards, including Statement on Auditing Standards No. 61. Additionally, the Audit Committee has discussed with the independent registered auditors the auditors’ independence from management and has received the written disclosures and the letter from the independent registered auditors as required by the Independence Standards Board, Standard No. 1.

In reliance on the reviews and discussions referred to above and when considering whether the level of non-audit services provided by Grant Thornton LLP is consistent with the maintenance of its independence, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006 for filing with the SEC. The Board of Directors of the Company has approved such recommendation.

The foregoing has been furnished by the Audit Committee:

Geary Cotton, Chairman
Christian Nast
Emil Vogel

This section is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation of Independent Registered Public Accounting Firm

The Company incurred the following fees, including expenses billed to the Company, for the fiscal years ended February 28, 2006 and February 29, 2005 by Grant Thornton LLP, the Company’s independent registered public accounting firm:

Audit Fees – Fees for the fiscal 2006 and fiscal 2005 audits and reviews of the Company’s annual financial statements and interim financial statements, including statutory audits that were required internationally, were approximately $451,029 and $422,500, respectively.

Audit Related Fees – Fees for the fiscal 2006 and fiscal 2005 audit of the Company’s 401(k) Plan were approximately $17,850 and $15,000, respectively.

Tax Fees – Fees for fiscal 2006 and fiscal 2005 tax return preparation and tax compliance services were $42,328 and 39,800, respectively.

All Other Fees – Aggregate fees for all other services rendered by Grant Thornton LLP for fiscal 2006 and fiscal 2005 were approximately $0 and $6,200, respectively.

The Audit Committee has not adopted a pre-approval policy and considers and approves services provided by Grant Thornton LLP on a case by case basis. All fees during fiscal 2006 for non-audit services were approved by the Company’s Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Christian Nast, Emil Vogel, and Geary Cotton, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. The Compensation Committee does have a written charter and a current copy of such charter is available to Stockholders on the Company’s website, www.qep.com. The purpose of the Compensation Committee is to recommend to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company’s existing and proposed compensation plans, and serves as the committee responsible for awarding grants to employees of options under the Company’s Omnibus Stock Plan of 1996. During fiscal 2006, the Compensation Committee met once to determine the salary and discuss the bonuses of the Company’s executive officers. See “Board Compensation Committee Report on Executive Compensation.”

Compensation of Directors

During fiscal 2006, each non-employee director was paid a retainer fee of $12,000 each, and $1,200 for attendance at each meeting of the Board of Directors, $2,000 for attendance at each Audit Committee meeting, $1,500 for attendance at each Compensation Committee meeting and $3,000 for attendance at each Governance Committee meeting. In addition, all non-employee directors are granted 15,000 stock options annually on the date of the Annual Stockholders Meeting. Although the directors have the option to receive their fees in cash or an amount of shares of Company common stock based on the fair value of such stock on the date of each meeting, during fiscal 2006, the directors received only cash. The directors are also reimbursed for reasonable travel or other out-of-pocket expenses incurred in connection with attending such meetings. No employee of the Company received any additional compensation for his service as a director.

Nominating Committee

The Nominating Committee currently consists of Christian Nast and Emil Vogel, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. The Nominating Committee does have a written charter and a current copy of such charter is available to stockholders on the Company’s website, www.qep.com. The Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders. Because of the historical small turnover of the Company’s directors, the Company addresses the need to retain members and fill vacancies after discussion among current members of the Nominating Committee, the Board of Directors and the Company’s management. Stockholders may nominate director candidates by complying with certain specific procedural and informational requirements set forth in the Company’s Bylaws. The Nominating Committee employs general guidelines rather than adhering to strict requirements in selecting director candidates. In accordance with such guidelines the Nominating Committee gives consideration to prospective nominees who, among other things will bring to the Board of Directors a variety of experiences and backgrounds; will help to form a central core of business executives with substantial senior management experience, financial expertise, and such other skills that would enhance the Board of Director’s effectiveness; and will represent the balanced, best interests of the Company’s stockholders as a whole and the interests of the Company’s other stakeholders, including customers, employees, and vendors. Furthermore, to the extent possible and appropriate, the Nominating Committee aspires to confirm that each prospective nominee is an individual of high character and integrity who has the ability to work well with others; possesses substantial and significant experience which would be of value to the Company in the performance of the duties of a director; and has sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

Governance Committee

The Governance Committee currently consists of Lewis Gould, Christian Nast, Emil Vogel and Geary Cotton. The Governance Committee has a written charter. The purpose of the Governance Committee is to develop, implement, and oversee procedures for evaluating the Company’s Board of Directors, the various committees of the Board, and the Company’s Chief Executive Officer, and to provide analysis and advice to the Company regarding its policies, procedures, long-term planning and strategic goals. The Governance Committee met three times during fiscal 2006.

Communication With the Board of Directors and Director Attendance at Annual Meetings

Directors are expected to fulfill their fiduciary duties to the Company’s stockholders, including preparing for and attending meetings of the Board of Directors and the committees of which the directors are a member. The Company does not have a formal policy regarding director attendance at annual meetings. Nevertheless, directors are encouraged to attend. All members of the Company’s Board of Directors attended the 2005 Annual Meeting.

Stockholders may communicate with the Board of Directors by writing to the Chairman of the Board of the Company, care of the Board of Directors (or at the stockholder’s option, care of a specific director), at 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487. The Company will ensure that all communications to the Board of Directors or any particular director (properly marked and addressed as set forth above) will be delivered to the Chairman of the Board of Directors or a specified director, as the case may be.

Code of Ethics

The Board of Directors adopted a Code of Ethics for senior financial officers of the Company in fiscal 2004. It applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and to each of the Finance Directors of the Company’s subsidiaries. The Code of Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure in periodic reports, and compliance with laws and regulations by the Company’s senior officers who have financial responsibilities. A copy of the Code of Ethics was filed with the Company’s Annual Report on Form 10-K for the fiscal year ending February 29, 2004, filed with the Securities and Exchange Commission on May 27, 2004. The Company will provide a copy of the policy in print without charge to any stockholder who makes a written request to: Corporate Secretary, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.

Certain Relationships and Related Transactions

Susan Gould, the former wife of Lewis Gould and beneficial owner of 11.8% of the Company’s common stock, was paid for her services as the Company’s Secretary during fiscal 2006. Lauraleigh Gould, who is the wife of Leonard Gould and the daughter in-law of Lewis and Susan Gould, was employed by the Company as a financial systems analyst during fiscal 2006. Joe Santinello, the Company’s Vice President, Store Operations, is the brother of Lauraleigh Gould and the brother-in-law of Leonard Gould. During fiscal 2006, none of these individuals received an annual salary in excess of $80,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the outstanding common stock of the Company (“Ten Percent Owners”) to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company’s directors, executive officers and Ten Percent Owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received by it, the Company believes that during the fiscal year ended February 28, 2006, its directors, executive officers and Ten Percent Owners complied with all applicable Section 16(e) filing requirements except for a Form 4, which was inadvertently filed late for Richard Brooke reporting the acquisition of stock options on February 10, 2006.

EXECUTIVE COMPENSATION

The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended February 28, 2006, February 29, 2005 and February 29, 2004 for the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company in fiscal year 2006 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(2)	Long-term Compensation Number of Securities Underlying Options/SARS
Lewis Gould	2006	500,000	—	23,019	10,000
Chairman and Chief	2005	485,028	—	21,075	10,000
Executive Officer	2004	451,731	347,425	21,000	—
Marc P. Applebaum(1)	2006	263,000	—	11,591	—
Chief Financial and Principal	2005	251,346	—	12,558	6,000
Accounting Officer	2004	230,096	65,000	12,167	—
Leonard Gould	2006	179,596	—	8,813	5,000
Senior Vice President	2005	176,357	—	3,075	5,000
National Accounts	2004	168,279	40,000	20,360	—
Jaime Clingan	2006	134,423	—	8,164	3,000
Vice President, Marketing	2005	120,500	30,000	2,065	2,000
	2004	111,154	9,418	1,809	—
Robert Doda	2006	135,250	—	2,653	2,000
Vice President, Operations	2005	124,577	—	2,452	2,000
	2004	117,844	40,000	—	—

(1)	Mr. Applebaum resigned from the Company effective January 15, 2006.
(2)	Represents contributions made by the Company under its 401(k) and profit sharing plan. In addition, an auto allowance totaling $18,000 is included for Mr. Gould in 2006, 2005 and 2004. For Mr. Applebaum, included is an automobile allowance of $8,800 in 2006 and $9,600 in each of 2005 and 2004. In the case of Mr. Leonard Gould, included is an automobile allowance of $5,500 in 2006. For Ms. Clingan, included in an automobile allowance of $5,750 in 2006. The amounts also include tuition reimbursement for Mr. Leonard Gould in 2004.

Option/SAR Grants in Fiscal 2006

There were no option grants pursuant to the Company’s Omnibus Stock Plan of 1996 (as amended) in the fiscal year ended February 28, 2006 to the Named Executive Officers. The following table sets forth certain information relating to SARS grants to the Named Executive Officers pursuant to the Company’s Omnibus Stock Plan of 1996 in the fiscal year ended February 28, 2006.

Name	Number of Shares of Common Stock Underlying SARS Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Lewis Gould	10,000	12.2%	$11.30	07/27/15	$71,065	$180,093
Marc Applebaum(1)	6,000	7.3%	$11.30	07/27/15	$42,639	$108,056
Leonard Gould	5,000	6.1%	$11.30	07/27/15	$35,533	$90,046
Robert Doda	2,000	2.4%	$11.30	07/27/15	$14,213	$36,019
Jamie Clingan	3,000	3.6%	$11.30	07/27/15	$21,320	$54,028

(1)	All SAR’s granted in fiscal 2006 were forfeited when Mr. Applebaum resigned on January 15, 2006.

Aggregated Option/SAR Exercises in Fiscal 2006 and Year End Values

No Named Executive Officer exercised stock options/SARS in the fiscal year ended February 28, 2006. The following table sets forth certain information with respect to the value of options and SARS held by the Company’s Named Executive Officers at February 28, 2006.

Name	Number of Securities Underlying Unexercised Options/SARS at February 28, 2006		Value of Unexercised In-the-Money Options/SARS at February 28, 2006(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Lewis Gould	133,750	20,000	$765,925	$—
Marc Applebaum	53,250	0	$286,793	$—
Jamie Clingan	—	5,000	$—	$—
Leonard Gould	23,000	10,000	$122,763	$—
Robert Doda	5,500	4,000	$25,363	$—

(1)	Based on the public trading price of the Common Stock of $10.70 on February 28, 2006.

Equity Compensation Plan Information

The following table provides information as of February 28, 2006 about shares of the Company’s Common Stock to be issued upon exercise of options, warrants, and other rights under the Company’s existing equity compensation plans.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options/SARS	Weighted Average Exercise Price Of Outstanding Options/SARS	Number Of Securities Remaining Available For Future Issuance Under The Equity Compensation Plan (Excluding Securities Reflected In The First Column)
Equity Compensation Plan Approved by Security Holders (1)	403,275	$8.72	459,237
Equity Compensation Plan Not Approved by Security Holders	50,000	$4.00	0

(1)	This plan is the Company’s Omnibus Stock Plan of 1996.

401(k) Plan

Effective March 1, 1995, the Company merged, amended and restated its prior defined contribution profit sharing plan and its prior 401(k) plan into a revised plan (the “401(k) Plan”) to provide retirement income to employees of the Company. The prior plans were, and the 401(k) Plan is intended to remain, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 21 and have completed three months of service. It is funded each year by the following contributions: (i) voluntary pre-tax (“salary reduction”) contributions from employees up to a maximum dollar limit set by law, (ii) discretionary matching contributions by the Company equal to a percentage of the amount of the employee’s salary reduction contribution, which percentage is to be determined each year by the Company (and may be zero), and (iii) a profit sharing contribution, the amount of which, if any, is determined by the Company in its sole discretion. Upon leaving the Company, each participant is 100% vested with respect to the participant’s contributions and is vested based on years of service with respect to the Company’s matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment upon the participant’s retirement, termination of employment, death or disability.

On December 27, 2004, the Company adopted the QEP Executive Deferred Compensation Plan (the “Deferred Plan”) effective December 15, 2004. The purpose of the Deferred Plan is to provide participants with an opportunity to defer receipt of a portion of their salary, bonus, and other specified cash compensation. Participation in the Deferred Plan is limited to employees who are part of a select group of management or highly compensated employees of the Company. The Company also entered into a Trust Under the QEP Executive Deferred Compensation Plan (the “Trust”) with Reliance Trust Company as the trustee. The Trust will be a “rabbi trust” and will be used to set aside the amounts of deferred compensation allocated to the participants in the Plan and the earnings from the investment of such amounts.

Employment Agreement

Effective May 12, 2003, the Company entered into an employment agreement with Lewis Gould. The agreement provides that Mr. Gould shall devote his full business time to the Company, may be terminated by the Company for “cause” (as defined in the agreement) and will receive an annual base salary of $456,750 subject to adjustment for cost of living increases and other factors. The agreement provides that Mr. Gould may receive stock options and an annual bonus at the discretion of the Board of Directors. He will also receive lump sum compensation equal to 2.9 times his annual salary and bonus, and all insurance and other benefits for the longer of the term of the agreement or three years in the event of his termination following a non-negotiated change in control of the Company. The agreement also provides Mr. Gould with an automobile allowance. The agreement is for a five-year term and is subject to successive one-year renewals thereafter.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, the members of the Compensation Committee were Christian Nast, Geary Cotton, and Emil Vogel, each of whom is a non-employee director of the Company and each of whom is an independent director as defined by the Nasdaq listing standards. See “Board Compensation Committee Report on Executive Compensation.”

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report On Executive Compensation

All executive officer compensation for fiscal 2006 was established by the Compensation Committee. In determining executive officer compensation, the Committee took into consideration all factors it deemed relevant, including business conditions in general and in the Company’s line of business, the Company’s performance, and the performance of the specific executive officer under consideration. In addition to salaries and retirement plan contributions, the compensation program for executive officers also includes awards of stock options/SARS under the Company’s Omnibus Stock Plan of 1996.

The compensation for Mr. Gould was governed by the terms of an employment agreement entered into in May 2003, which provided for an adjustment to his annual salary based on the change in the cost of living index. During fiscal 2006, Mr. Gould’s annual salary was $500,000, and he received no annual discretionary bonus. In determining the base salary to be paid to Mr. Gould, the Compensation Committee considered a number of factors, including the overall performance of the Company attributable to Mr. Gould’s efforts, business conditions in general, and market compensation for executives with similar background and experience. After reviewing the Company’s results for fiscal 2006, the Compensation Committee determined not to award a bonus to Mr. Gould.

This report is provided by each member of the Compensation Committee who participated in determining fiscal 2006 executive officer compensation, and who currently serves as a member of the Company’s Board of Directors.

Emil Vogel
Christian Nast
Geary Cotton

PERFORMANCE GRAPH

The following graph is a comparison of the cumulative total returns for the Company’s Common Stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the Russell 2000 Index. The Securities and Exchange Commission rules provide that the Company may compare its returns to those of issuers with similar market capitalization if the Company does not use a published industry or line-of-business index as a comparison and does not believe it can reasonably identify a peer group. After reasonable inquiry, the Company determined that no existing published industry or line-of-business indexes were applicable to the Company’s business. In addition, the Company was unable to identify a peer group of publicly traded companies to which it believed a reasonable and meaningful comparison could be made. Therefore, the Company determined to compare its returns to those of the Russell 2000 Index, an index which the Company believes includes companies with market capitalizations similar to its own. The graph assumes that $100 was invested in the Company’s Common Stock on February 28, 2001 and in each of the indexes on such date, and that all dividends were reinvested.

	Cumulative Total Return
	2/01	2/02	2/03	2/04	2/05	2/06
Q.E.P. CO., INC.	100.00	106.25	162.50	379.75	362.75	267.50
NASDAQ STOCK MARKET (U.S.)	100.00	83.39	65.97	99.24	100.66	113.11
RUSSELL 2000	100.00	100.34	78.17	128.52	140.77	164.12

The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed Grant Thornton LLP, Miami, Florida, as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending February 28, 2007. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent registered accountants on accounting or financial disclosure issues. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Company will select other independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING FEBRUARY 28, 2007.

Annual Report

The Company’s Annual Report to Stockholders, including financial statements for the year ended February 28, 2006, is being distributed to all stockholders of the Company together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available upon request. Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended February 28, 2006, without charge. Please direct written requests to: Randall Paulfus, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders of the Company may present proper proposals for inclusion in the Company’s Proxy Statement and form of proxy for consideration at the next annual meeting by submitting their proposals to the Company in a timely matter. Any stockholder of the Company who wishes to submit a proposal for inclusion in the Proxy Statement and form of proxy for action at the Year 2007 Annual Meeting of Stockholders of the Company must comply with the Company’s Bylaws and the rules and regulations of the SEC then in effect. Such proposal must be mailed to the Company at its principal executive offices, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, Attn: Randall Paulfus, and must be received by the Company by March 9, 2007. In any event, any such proposal will be considered untimely for purposes of Exchange Act Rule 14a-5(e)(2), and any proxy granted with respect to the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to such proposal, if notice of such proposal is not received by the Company before May 23, 2007.

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE 2006 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

The undersigned hereby appoints Lewis Gould and Randall Paulfus, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Q.E.P. Co., Inc. held of record by the undersigned at the close of business on June 27, 2006, at the annual meeting of stockholders to be held on July 27, 2006 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐  FOR all nominees listed below                                ☐  WITHHOLD AUTHORITY

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

LEWIS GOULD	LEONARD GOULD	EMIL VOGEL
LAURA M. HOLM	DAVID W. KREILEIN	ROBERT W. MUIR, JR.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2007.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATED: 2006

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE